UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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XCERRA CORPORATION

(NAME OF THE REGISTRANT AS SPECIFIED IN ITS CHARTER)

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Supplement

To

Proxy Statement Dated July 30 2018,

For

SPECIAL MEETING OF STOCKHOLDERS

OF

XCERRA CORPORATION

TO BE HELD ON AUGUST 30, 2018

The date of this Supplement is AUGUST 20, 2018.

Xcerra Corporation (“Xcerra,” “we” and “us”) is furnishing this supplement dated August 20, 2018 to the joint proxy statement/prospectus filed by Xcerra and Cohu, Inc. with the Securities and Exchange Commission (“SEC”) on July 30, 2018, (the “Proxy Statement”), in connection with the special meeting of Xcerra’s stockholders to be held on August 30, 2018, at 9:30 a.m. Eastern time.

The following information supersedes and supplements any information in the Proxy Statement relevant to the applicable topic. Except as specifically supplemented by the information contained in this supplement, all information set forth in the Proxy Statement remains unchanged. We urge you to read this supplement carefully and in its entirety together with the Proxy Statement. Any page references listed below are references to pages in the Proxy Statement, not this supplement to the Proxy Statement. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Proxy Statement.

You are encouraged to read carefully this entire supplement and the entire Proxy Statement, including the Annexes and the other documents to which this supplement or the Proxy Statement refers or incorporates by reference, because the information in this section does not provide all the information that might be important to you.

1.	The section of the Proxy Statement titled “Comparative Per Share Market Price Information – Cohu”

The heading titled “Fiscal Year Ending December 31, 2018 – Quarter Ended” in the chart on page 65 of the Proxy Statement is hereby amended and restated in its entirety to read “Fiscal Year Ending December 29, 2018 – Quarter Ended.”

2.	The section of the Proxy Statement titled “The Merger – Background of the Merger”

The following language is hereby added to the paragraph beginning with “Prior to the execution of the Merger Agreement…”on page 94 of the Proxy Statement:

Additionally, with respect to the two members of the Cohu Board to be designated by Xcerra as described in “—Board of Directors and Management after the Transaction,” at the time of the execution of the Merger Agreement no such designee had been identified, no member of the Xcerra Board had been offered or promised any position, or consideration for any position, on the Cohu Board, and neither Xcerra nor Cohu had engaged in any discussions with any member of the Xcerra Board regarding such person’s designation or potential designation for a position on the Cohu Board. Following the execution of the Merger Agreement, Xcerra provided to Cohu a list of four members of the Xcerra Board (each a “Potential Designee”) to potentially serve on the

Cohu Board following the Effective Time, and Xcerra, Cohu and each Potential Designee engaged in discussions regarding such person’s potential service on the Cohu Board following the Effective Time. On August 14, 2018, Mr. Jim Donahue, Chairman of the Cohu Board, formally invited David G. Tacelli and Jorge L. Titinger, each a Potential Designee, to join the Cohu Board following the Effective Time. Each of Messrs. Tacelli and Titinger are expected to accept such invitation to serve on the Cohu Board.

3.

The section of the Proxy Statement titled “The Merger – Opinion of Xcerra’s Financial Advisor, Cowen – Summary of Material Financial Analyses – Xcerra Financial Analyses – Analysis of Xcerra Selected Publicly Traded Companies”

The first paragraph on page 118 of the Proxy Statement is hereby amended and restated as follows:

The following tables present the multiple of Implied Enterprise Value to revenue and Adjusted EBITDA and the multiple of closing price per share, as of May 4, 2018, to Non-GAAP EPS, in each case, for the Xcerra Selected Companies and for CY2017A and CY2018E. The information in the tables is based on the closing stock prices of the Xcerra Selected Companies per Capital IQ on May 4, 2018.

Company	Implied Enterprise Value as a multiple of:				Price per share as a multiple of:
	CY2017A Revenue	CY2018E Revenue	CY2017A Adjusted EBITDA	CY2018E Adjusted EBITDA	CY2017A Non-GAAP EPS	CY2018E Non-GAAP EPS
Small / Mid Cap
Camtek Ltd.	2.4x	1.9x	17.6x	10.7x	26.9x	14.3x
Cohu, Inc.	1.5x	1.4x	9.6x	8.0x	14.7x	13.3x
FormFactor, Inc.	1.7x	1.7x	8.3x	9.1x	10.2x	12.1x
inTest Corporation	0.9x	0.8x	4.4x	5.0x	7.6x	8.1x
Kulicke and Soffa Industries, Inc.	1.2x	1.2x	5.5x	5.6x	10.3x	12.0x

Large Cap
Advantest Corporation	2.4x	2.0x	22.1x	10.6x	33.0x	16.4x
Teradyne, Inc.	3.0x	3.2x	9.4x	11.7x	15.2x	18.8x

4.

The section of the Proxy Statement titled “The Merger – Opinion of Xcerra’s Financial Advisor, Cowen – Summary of Material Financial Analyses – Xcerra Financial Analyses – Analysis of Xcerra Selected Transactions”

The third full paragraph on page 119 of the Proxy Statement is hereby amended and restated as follows:

The following tables present the multiple of Implied Enterprise Value to revenue and Adjusted EBITDA and the multiple of price per share to Non-GAAP EPS for the periods indicated.

Month and Year Announced	Target	Buyer	Implied Enterprise Value as a multiple of:				Price per share as a multiple of:
			LTM Revenue	NTM Revenue	LTM Adjusted EBITDA	NTM Adjusted EBITDA	LTM Non-GAAP EPS	NTM Non-GAAP EPS
November 2016	Kita Manufacturing Co. Ltd.	Cohu, Inc.	1.1x	NA	NA	NA	NA	NA

February 2016	Cascade Microtech, Inc.	FormFactor, Inc.	2.3x	2.1x	12.2x	11.0x	26.3x	25.4x

December 2014	Assembléon B.V	Kulicke and Soffa Industries, Inc.	1.1x	NA	15.6x	NA	NA	NA

October 2014	BTU International Inc.	Amtech Systems, Inc.	0.4x	0.3x	NM	3.8x	NM	14.6x

October 2013	ATT Advanced Temperature Test Systems GmbH	Cascade Microtech, Inc.	2.6x	NA	6.1x	NA	NA	NA

September 2013	Multitest and Everett Charles Technologies (ECT)	LTX-Credence Corporation	0.4x	NA	4.9x	NA	NA	NA

December 2012	Ismeca Semiconductor Holding SA	Cohu, Inc.	0.6x	NA	NA	NA	NA	NA

September 2012	Astria Semiconductor Holdings, Inc. (MicroProbe, Inc.)	FormFactor, Inc.	1.2x	NA	6.6x	NA	NA	NA

May 2012	LeCroy Corporation	Teledyne Technologies Inc.	1.5x	1.4x	8.6x	7.9x	16.4x	13.2x

December 2010	Verigy Ltd.	Advantest Corporation	1.3x	1.2x	10.1x	8.4x	23.2x	20.3x

October 2008	Eagle Test Systems, Inc.	Teradyne, Inc.	2.3x	1.9x	8.6x	7.1x	16.2x	13.9x

June 2008	Credence Systems Corporation	LTX Corporation	0.2x	0.3x	1.7x	3.1x	NM	4.3x

“NA” means not available, and “NM” means the multiple was negative and considered not meaningful.

5.

The section of the Proxy Statement titled “The Merger – Opinion of Xcerra’s Financial Advisor, Cowen – Summary of Material Financial Analyses – Xcerra Financial Analyses – Discounted Cash Flow Analysis”

The first full paragraph on page 121 of the Proxy Statement is hereby amended and restated as follows:

Cowen estimated a range of values for the shares of Xcerra Common Stock based upon the discounted present value of Xcerra’s projected unlevered free cash flow for the three-month period ending on July 31, 2018 and the full fiscal years ending in 2019 through 2022 and the terminal value of Xcerra based on multiples of Xcerra’s forecasted Adjusted EBITDA for Xcerra’s fiscal year ending in 2023, and assuming a Merger closing date of April 30, 2018. Cowen calculated unlevered free cash flow based on financial forecast information provided by Xcerra management as (a) Adjusted EBITDA, less (b) stock based compensation expense, less (c) cash taxes, less (d) capital expenditures, less (e) change in net working capital, and this analysis was based upon certain assumptions described by, projections supplied by and discussions held with the management of Xcerra, which resulted in unlevered free cash flows of $5.3 million, $51.4 million, $54.9 million, $56.3 million and $57.6 million, in the three-month period ending on July 31, 2018 and the full fiscal years ending in 2019 through 2022, respectively. In performing this analysis, Cowen utilized discount rates ranging from 12.0% to 14.0%, which were selected based on the estimated weighted average cost of capital of Xcerra. Cowen utilized terminal multiples of Adjusted EBITDA ranging from 6.0x to 8.0x, which range was selected by Cowen in its professional judgment. In performing this analysis, Cowen also calculated the present value of Xcerra’s estimated United States federal and 18 state net operating loss carry forwards, as estimated and provided by the management of Xcerra, discounted to present value at a discount rate of 13.1%, which was selected based on Xcerra’s estimated cost of equity.

6.

The section of the Proxy Statement titled “The Merger – Opinion of Xcerra’s Financial Advisor, Cowen – Summary of Material Financial Analyses – Cohu Financial Analyses – Analysis of Cohu Selected Publicly Traded Companies”

The second full paragraph on page 122 of the Proxy Statement is hereby amended and restated as follows:

The following tables present the multiple of Implied Enterprise Value to revenue and Adjusted EBITDA and the multiple of closing price per share, as of May 4, 2018, to Non-GAAP EPS, in each case, for the Cohu Selected Companies and for CY2017A and CY2018E. The information in the tables is based on the closing stock prices of the Cohu Selected Companies per Capital IQ on May 4, 2018.

Company	Implied Enterprise Value as a multiple of:				Price per share as a multiple of:
	CY2017A Revenue	CY2018E Revenue	CY2017A Adjusted EBITDA	CY2018E Adjusted EBITDA	CY2017A Non-GAAP EPS	CY2018E Non-GAAP EPS
Small / Mid Cap
Camtek Ltd.	2.4x	1.9x	17.6x	10.7x	26.9x	14.3x
FormFactor, Inc.	1.7x	1.7x	8.3x	9.1x	10.2x	12.1x
inTest Corporation	0.9x	0.8x	4.4x	5.0x	7.6x	8.1x
Kulicke and Soffa Industries, Inc.	1.2x	1.2x	5.5x	5.6x	10.3x	12.0x
Xcerra Corporation	1.2x	1.2x	7.1x	7.4x	11.7x	11.4x

Large Cap
Advantest Corporation	2.4x	2.0x	22.1x	10.6x	33.0x	16.4x
Teradyne, Inc.	3.0x	3.2x	9.4x	11.7x	15.2x	18.8x

7.	The section of the Proxy Statement titled “The Merger – Opinion of Xcerra’s Financial Advisor, Cowen – Summary of Material Financial Analyses – Cohu Financial Analyses – Discounted Cash Flow Analysis”

The second full paragraph on page 123 of the Proxy Statement is hereby amended and restated as follows:

Cowen estimated a range of values for the shares of Cohu Common Stock based upon the discounted present value of Cohu’s projected unlevered free cash flow for the eight-month period ending on December 29, 2018 and the full fiscal years ending in 2019 through 2022 and the terminal value of Cohu based on multiples of Cohu’s forecasted Adjusted EBITDA for Cohu’s fiscal year ending in 2023, and assuming a Merger closing date of April 30, 2018. Cowen calculated unlevered free cash flow based on financial forecast information provided by or at the direction of Cohu management as (a) Adjusted EBITDA, less (b) stock based compensation expense, less (c) cash taxes, less (d) capital expenditures, less (e) change in net working capital, and this analysis was based upon certain assumptions described by, projections supplied by and discussions held with the management of Cohu, which resulted in unlevered free cash flows of $23.3 million, $46.5 million, $53.1 million, $57.9 million and $60.2 million, in the eight-month period ending on December 29, 2018 and the full fiscal years ending in 2019 through 2022, respectively. In performing this analysis, Cowen utilized discount rates ranging from 9.5% to 11.5%, which were selected based on the estimates derived from a weighted average cost of capital analysis of Cohu. Cowen utilized terminal multiples of Adjusted EBITDA ranging from 6.0x to 8.0x, which range was selected by Cowen in its professional judgment.

8.	The section of the Proxy Statement titled “The Merger – Legal Proceedings”

The section of the Proxy Statement titled “The Merger—Legal Proceedings” on page 140 of the Proxy Statement is hereby amended and restated as follows:

On July 23, 2018, a putative shareholder class action complaint was filed in the United States District Court for the District of Massachusetts against Xcerra and each member of the Xcerra Board, captioned Xinkang Shui v. Xcerra Corporation, et al., C.A. No. 1:18-cv-11529 (the “Shui Action”). The complaint alleges, among other things, that Xcerra and each member of the Xcerra Board violated federal securities laws and regulations by soliciting stockholder votes in connection with the Merger through a proxy statement that purportedly omits material facts necessary to make the statements therein not false or misleading. The complaint seeks, among other things, either to enjoin Xcerra from conducting the stockholder vote on the Merger unless and until the allegedly omitted material information is disclosed or, in the event the Merger is consummated, to recover damages. The complaint also seeks an award of costs and attorneys’ fees.

On July 30, 2018, a second putative shareholder class action complaint was filed in the United States District Court for the District of Massachusetts against Xcerra and each member of the Xcerra Board, captioned Waseem Khan v. Xcerra Corporation, et al., C.A. No. 1:18-cv-11592 (the “Khan Action,” and together with the Shui Action, the “Actions”). The complaint alleges, among other things, that Xcerra and each member of the Xcerra Board violated federal securities laws and regulations by soliciting stockholder votes in connection with the Merger through a proxy statement that purportedly omits material facts necessary to make the statements therein not false or misleading. The complaint seeks, among other things, either to enjoin Xcerra from conducting the stockholder vote on the Merger unless and until the allegedly omitted material information is disclosed or, in the event the Merger is consummated, to rescind it or recover rescissory damages. The complaint also seeks an award of costs and attorneys’ fees.

On August 19, 2018, Xcerra and each member of the Xcerra Board and the plaintiff in the Shui Action reached an agreement whereby plaintiff would dismiss his complaint based on Xcerra’s intent to make certain supplemental disclosures relating to the Merger (the “Supplemental Disclosures”).

Xcerra is hereby disclosing the “Supplemental Disclosures” in response to the complaints in the Actions and solely for the purpose of mooting the allegations contained therein. Xcerra denies the allegations of the two class action complaints, including that it committed any violations of law. Xcerra continues to believe that the allegations in the complaints are without merit and is mooting the claims solely for the purpose of avoiding the expense and burden of litigation.